Exhibit 10.2


                                DST SYSTEMS, INC.
                            EXECUTIVE INCENTIVE PLAN
                   (AMENDED AND RESTATED AS OF MARCH 2, 2005)

SECTION 1. PURPOSE

The purpose of the Executive Incentive Plan is to reward plan participants for achieving defined earnings per share objectives that support increasing profitability of DST Systems, Inc. The Plan provides both annual and long-term incentives, contingent upon meeting annual and cumulative Earnings Per Share goals. The Company intends that the Plan will facilitate in securing, retaining, and motivating employees of superior capability; in providing competitive management compensation; and in linking incentive awards to objectives that should enhance shareholder value.

SECTION 2. DEFINITIONS

When used in the Plan, the following words and phrases shall have the following meanings:

(a) "Affiliate" means any entity (other than the Company or a Subsidiary) of which the Company or a Subsidiary directly or indirectly owns 50% or more of the combined voting power of all classes of stocks of such entity or 50% or more of the ownership interests in such entity.

(b) "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan, if any, upon the Participant's death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)  "Board" means the Board of Directors of the Company.

(d) "Committee" means the Compensation Committee of the Board or such other Board Committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time and an "outside director" as required by Section 162(m) of the Internal Revenue Code.

(e)  "Common Stock" means the Common Stock of the Company.

(f) "Common Stock Outstanding" means the weighted average number of actual shares of Common Stock issued and outstanding during the Plan Year, determined in accordance with generally accepted principles. In the event of a reorganization, recapitalization, stock split, spin off, stock dividend, combination of shares, merger, consolidation,
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     rights  offering,  or any other  change  in the  capital  structure  of the
     Company, the Committee may make such adjustment, if any, as it deems appropriate in the determination of Common Stock Outstanding.

(g) "Company" means DST Systems, Inc., a corporation organized under the laws of Delaware, or any successor company.

(g1) "Deferred Cash" means a right to receive the Non-Cash Portion of the award in cash (less any amounts required to be withheld for federal, state and local taxes and accounting for increases or decreases in amount as provided in Section 7(d)(ii)) as soon as practicable after the Release of Restriction Date set forth in Section 7(b)(iv).

(h) "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his or her customary position of employment (or is unable to engage in any substantial gainful activity for Company) for an indefinite period which the Committee considers will be of long continued duration. The Plan considers a Participant disabled on the date the Committee determines the Participant satisfies the definition of disability. The Committee may require a Participant to submit to a physical examination in order to confirm disability. The Committee will apply the provisions of this section in a nondiscriminatory, consistent and uniform manner.

(i) "Earnings Per Share" or "EPS" means diluted earnings per share, determined in accordance with generally accepted accounting principles.

(j)  "Equity" shall mean either Restricted Common Stock or Options.

(k) "Income" means net income of the Company and its consolidated Subsidiaries, determined in accordance with generally accepted principles, consistently applied, for any Plan Year for which the incentive awards are calculated, as reported by the Company and certified by the Company's independent certified public accountants.

(l) "Market Price" shall be the average of the highest and lowest reported sales prices of Common Stock on the New York Stock Exchange.

(l1) "Non-Cash Portion" means that portion of an award consisting of Restricted Common Stock, Options or Deferred Cash.

(m) "Options" shall mean non-qualified options to purchase Common Stock granted pursuant to Sections 5 and 7.

(n) "Participant(s)" shall mean all officers of the Company, all employees of the Company who hold the managerial title of director, and such employees of Subsidiaries and Affiliates holding officer or managerial director positions as are designated from time to time by the Compensation Committee.

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(o)  "Plan" means this Executive  Incentive Plan, as it may be amended from time to time.

(p)  "Plan Year" means the fiscal year of the Company.

(p1) "Resignation for Good Reason" means Participant's resignation subsequent to a Change in Control on not less than thirty (30) days written notice to the DST Systems, Inc. corporate secretary, effective at the end of such notice period, and for any of the following reasons occurring without his consent:
     (i) a change in the character of Participant's assigned duties or a reduction in the level of Participant's work or responsibility, (ii) a reduction in base salary or incentive bonus as in effect immediately prior to the Change in Control or in effect as a result of an increase subsequent to the Change in Control, (iii) a failure by Company or its successor either to continue in effect any benefit plans made generally available to Company executives at Participant's geographic location prior to the Change in Control or to provide other plans under which compensation and benefits are available in which Participant continues to participate on a basis at least equivalent to his participation in the Company plans immediately prior to the Change in Control, (iv) a failure by Company to timely make to Participant payment of any unfunded amounts due under any Company benefit plan as a result of the Change in Control, (v) the relocation of the principal office at which Participant worked immediately prior to the Change in Control to a location outside of the metropolitan area where such office was located but only if relocation requires Participant to be based anywhere other than such metropolitan area (except for required travel on Company business to an extent substantially consistent with Participant's obligations immediately prior to the Change in Control), or (vi) any breach of an employment agreement between Company, Subsidiary or Affiliate, or any successor company and Participant.

(q) "Restricted Common Stock" means Common Stock delivered in payment of an incentive award and subject to restrictions described in Section 7.

(r) "Subsidiary" means a corporation, domestic or foreign, the majority of the voting stock of which is owned directly or indirectly by the Company.

(s) "Targeted Earnings Per Share" or "Targeted EPS" means the Earnings Per Share criteria to be established by the Committee, from time to time and in its sole discretion, pursuant to Section 4(b) for purposes of determining incentive awards.

(t) "Termination Without Cause" means a termination by Company, Subsidiary or Affiliate of Participant's employment that is not For Cause so that Participant is no longer employed by Company or by any Subsidiary or Affiliate. A termination of employment "For Cause" includes termination for any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty, criminal activity, fraud or embezzlement, any unauthorized disclosure or use of material confidential information or trade secrets, or violation of any non-compete or non-disclosure agreement between Participant and Company, Subsidiary or Affiliate.

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SECTION 3. ELIGIBILITY AND PARTICIPATION

Except in the event of (i) retirement on or after age 60, (ii) Disability, (iii) death, or (iv) Termination Without Cause, a Participant must be an active employee of the Company, a Subsidiary, or Affiliate on December 31 of the Plan Year to be eligible for an incentive award. In the event of retirement, Disability, death, or Termination Without Cause, the incentive award as calculated at the end of and for the full Plan Year shall be pro-rated to reflect the actual period of employment during the Plan Year.

SECTION 4. INCENTIVE AWARD DETERMINATION

(a) INCENTIVE AWARD OPPORTUNITY The Committee shall establish award opportunity levels (which may be Threshold, Target and Maximum levels) at the times and in the manner it deems appropriate for carrying out the intent of this Plan.

     The amount of the incentive award earned will be pro-rated between incentive award opportunity levels to reflect actual performance attained. Unless otherwise determined by the Committee, opportunity levels expressed as percentages of base salary shall be based on base salary as of the beginning of a Plan Year. No incentive award will be payable with respect to a performance measure and weighting where less than Threshold performance has been attained. No incentive award for a Plan Year shall exceed 300% of the Participant's base salary as of the beginning of the Plan Year.

(b) PERFORMANCE MEASURES AND WEIGHTING The Committee shall establish performance criteria (which may be Threshold, Target and Maximum criteria) and weighting among criteria for each Participant at the times and in the manner it deems appropriate for carrying out the intent of this Plan.

SECTION 5. PAYMENT OF EARNED INCENTIVE AWARDS

As soon as practical after the end of the Plan Year and upon the compilation of the necessary information, the Committee shall determine the degree of attainment of the performance measures and the awards payable in accordance with
Section 4 and this Section 5. The Committee shall certify, in writing, prior to the payment of incentive awards that the performance goals and other material terms of the Plan have been satisfied.

Unless otherwise determined by the Committee, the aggregate incentive award determined for a Plan Year (annual and cumulative) shall be paid to the Participant in a combination of cash and Equity or Deferred Cash, depending on the level of incentive award earned, as follows:

(a) 100% cash for that portion of a Participant's incentive award up to and including his or her Threshold incentive opportunity level;

(b)  50%  cash  and  50%  Equity  or  Deferred   Cash  for  that  portion  of  a
     Participant's incentive award above his or her Threshold incentive opportunity levels up to and including his or her Maximum incentive opportunity level; and

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Upon the  Committee's  written  certification,  the  Company  shall pay the cash portion of the incentive award earned, less any amounts required to be withheld for federal, state and local taxes, as soon as practicable and shall grant the Non-Cash Portion in accordance with the procedures and restrictions set forth in
Section 7.

SECTION 6. LIMITATIONS ON INCENTIVE AWARDS

The aggregate value of all incentive awards for a Plan Year shall not exceed ten percent (10%) of the Company's pre-tax income for such Plan Year. If incentive awards generated in a Plan Year exceed this amount, the incentive awards for all Participants shall be reduced pro-rata.

SECTION 7. NON-CASH PORTION ELECTION AND PROCEDURES

(a) SELECTION OF AWARD TYPE; AWARD AGREEMENTS The Committee shall determine whether the Non-Cash Portion of the award for a Plan Year shall be made in the form of Restricted Stock, Options, or Deferred Cash, or a combination thereof, or whether Participants shall be allowed to elect Restricted Stock, Options, or Deferred Cash, or a combination thereof. Procedures for Participants making any such election shall be determined by the Chief Financial Officer. The Committee may make any awards hereunder subject to the terms and conditions of an award agreement.

(b)  RESTRICTED COMMON STOCK

     (i) ISSUANCE OF RESTRICTED COMMON STOCK Each Participant electing to receive Restricted Common Stock shall have issued in his or her name a number of full shares of Restricted Common Stock equal to the whole number of the quotient obtained by dividing the dollar amount of the incentive award to be settled in Equity, as determined in Section 5, by the Market Price on the "date of grant". The date that the Committee approves the incentive awards for the Plan Year shall be deemed to be the date of grant. If the amount of the award is not evenly divisible by such Market Price, then the remainder shall be paid to the Participant in cash.

     (ii) RIGHTS AND OBLIGATIONS ON RESTRICTED COMMON STOCK A certificate for all shares of Restricted Common Stock registered in the name of a Participant shall be delivered to the office of the corporate secretary for safekeeping. The Participant shall thereupon be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares; provided, that, in the discretion of the Compensation Committee, all such distributions that are not capital stock of the employer of the Participant shall be converted to capital stock of such employer, and provided further, that such shares of Restricted Common Stock, and any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the restrictions described in Section 7 (b)(iii).

     (iii)RESTRICTIONS Prior to release or payment as provided in Section 7(b)(iv), the shares of Restricted Common Stock or the right to receive Deferred Cash may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant. However, nothing herein shall preclude a Participant from making a gift of any shares of Restricted Common Stock to a spouse, child, step-child, grandchild, parent or sibling, or legal dependent of the Participant or to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be either such a person or the Participant; provided that, the Restricted Common Stock so given shall remain subject to the restrictions, obligations and conditions described in this Section.

     (iv) RELEASE OF RESTRICTIONS All restrictions on Restricted Common Stock shall lapse as of, and Deferred Cash shall issue as soon as administratively practicable after, the first trading day on the stock exchange on which the Common Stock is listed of the fourth fiscal year following the Plan Year for which the Restricted Common Stock or the right to receive Deferred Cash was awarded (the "Release of Restriction Date"); provided, however that in the event of termination of employment with the Company, Subsidiary, or Affiliate prior to the Release of Restriction Date for any reason other than the Participant's (i) retirement on or after 60, (ii) Disability, (iii) death, or (iv) Termination Without Cause, all rights to any shares of Restricted Common Stock or to receive the Deferred Cash payments with respect to such award shall be forfeited to the Company and certificates for such Restricted Common Stock shall be cancelled and of no further effect.

          Any shares of Restricted Common Stock held by the office of the corporate secretary shall be delivered, free and clear of all restrictions, and any payments of Deferred Cash shall be paid, to (A) the Participant upon (or as soon as administratively practicable after) the Release of Restriction Date, his or her retirement on or after 60, Disability, or Termination Without Cause; or (B) his or her Beneficiary upon (or as soon as administratively practicable after) his or her death before retirement.

(c)  OPTIONS

     (i) COMPUTATION OF NUMBER Each Participant electing to receive Options shall have granted to him or her an option for that number of shares of Common Stock equal to three times the number of shares of Restricted Common Stock available to such Participant as computed pursuant to Section 7(b)(i) above. The date that the Committee approves the incentive awards for the Plan Year shall be deemed to be the date of grant. If the amount of the award is not evenly divisible by such value, then the remainder shall be paid to the Participant in cash.

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     (ii) OPTION TERMS The Common Stock options shall be subject to an agreement between the grantee and the Company (an "Option Agreement") and will contain the following terms:

          (A)  the Common Stock options shall be  non-qualified  options granted
               pursuant  to  the  DST  Systems,   Inc.  1995  Stock  Option  and
               Performance Award Plan (the "Option Plan");

          (B) the option price shall be the fair market value (as defined in the Option Plan) on the date of grant;

          (C) the options shall become exercisable on the last day of the third calendar year following the calendar year for which the bonus allocated to the option was earned, subject to becoming exercisable earlier upon Termination Without Cause, retirement, death or Disability;

          (D) the options, if granted prior to November 28, 2003, shall have a reload feature which would be effective only if the fair market value of the Common Stock has increased at least 20% from the date of grant to the date of exercise; and

          (E) the options shall be further subject to the terms and conditions set forth in the Option Agreement.

(d)  DEFERRED CASH

     (i) Deferred Cash shall be paid as set forth in Section 7(b)(iv) hereof, and rights with respect to such award shall be limited as set forth in
          Section 7(b)(iii) hereof.

     (ii) The Committee may, but is not required to, direct the Chief Financial Officer to establish procedures for the investment of Deferred Cash in hypothetical investments of DST selected by the Participant from two or more hypothetical investments chosen by the Committee or, if the Committee allows, by the Chief Financial Officer or the President. Each Participant's Deferred Cash amount shall be credited with any gains on such selected hypothetical investments and shall be charged with any losses from such hypothetical investments so that the amount of Deferred Cash finally received by the Participant will be equal to the Participant's hypothetical investment account at a date certain prior to the time of payment less any required tax withholding amounts.

     (iii)The Committee may, but is not required to, direct the Chief Financial Officer to establish procedures for Participant elections adequately in advance of the Release of Restriction Date under applicable tax or other laws to continue deferrals beyond the Release of Restriction Date for periods allowed or required by the Committee and applicable tax or other laws.

SECTION 8. CHANGE IN CONTROL

(a) EFFECT ON RESTRICTED COMMON STOCK AND OPTIONS In the event of a Change in Control (as defined below), all time periods and requirements necessary to cause a release of restrictions on Restricted Common Stock as set forth in
     Section 7(b)(iv) shall be deemed to have been met; and the Release of Restrictions Date for such Restricted Common Stock will be deemed to be upon such Change in Control. Any shares of Restricted Common Stock then held by the office of the corporate secretary shall be delivered to the Participant upon such Release of Restrictions, free and clear of all restrictions. The effect of a change of control on Options shall be determined under the Option Agreement.

(a1) EFFECT ON DEFERRED CASH Notwithstanding any other provision of this Plan, subsequent to a Change in Control (as defined below) that occurs prior to the Release of Restrictions Date, the Deferred Cash shall be paid as soon as administratively practicable after the earliest of the following dates:
     (a) Release of Restrictions Date, or (b) the date of Participant's (i) retirement on or after age 60, (ii) Disability, (iii) death, (iv) Termination Without Cause or (v) Resignation for Good Reason.

(b) EFFECT ON PLAN YEAR Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control:

     (i)  the Plan Year will end as of the Change in Control;

     (ii) the attained level of performance with respect to any and all performance goals and weighting and the resulting incentive award earned for the Plan Year shall be deemed to be at Maximum, without reduction for a short Plan Year; and

     (iii) the incentive award for the Plan Year shall be paid promptly in cash.

(c) CHANGE IN CONTROL DEFINED For purposes of Restricted Stock and Options granted under this Plan prior to March 2, 2005, a "Change in Control" shall be deemed to have occurred if the conditions in (i), (ii), or (iii) are met:

     (i) for any reason at any time less than seventy-five percent (75%) of the members of the Board shall be individuals who fall into any of the following categories:

          (A)  individuals who were members of such Board on September 1, 1995;

          (B) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on September 1, 1995; or

          (C) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or (B) above.

     (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall have become, according to a public announcement or filing, without the prior approval of the Board, the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more (calculated in accordance with Rule
          13(d)-3) of the combined voting power of the Company's then outstanding voting securities (such "person" hereafter referred to as a "Major Stockholder"). For purposes of the Plan, Kansas City Southern Industries, Inc. shall not be deemed to be a Major Stockholder unless its ownership of voting securities of the Company, directly or indirectly, falls below twenty percent (20%) and subsequently increases to represent twenty percent (20%) or more of the Company's then outstanding voting securities.

     (iii)the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, or a Major Stockholder shall have proposed any such transaction, unless such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by at least seventy-five percent (75%) of the members of the Board who are individuals falling into any combination of the following categories:

          (A)  individuals who were members of such Board on September 1, 1995;

          (B) individuals whose election or nomination for election by the Company's stockholders was approved by at least seventy-five percent (75%) of the members of the Board then still in office who are members of the Board on September 1, 1995; or

          (C) individuals whose election, or nomination for election by the Company's stockholders was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or (B) above.

For purposes of Restricted Stock, Options, and Deferred Cash granted under the Plan on or after March 2, 2005, a "Change in Control" shall be deemed to have occurred if a Change in Control shall be deemed to have occurred under Paragraph 10(c) of the DST Systems, Inc. 1995 Stock Option and Performance Award Plan as amended and restated on or after March 2, 2005.

SECTION 9. PLAN ADMINISTRATION

The Plan shall be administered by the Committee which is authorized to establish such rules and procedures necessary to carry out its tasks. The Committee shall have sole discretion in interpreting and in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons including the Company, Subsidiaries, Affiliates, Participants, and any person claiming any rights under the Plan from or through any Participant.

Except for those  functions that must be performed by the Committee  pursuant to
Section 16 of the Securities Exchange Act of 1934 and other applicable law, the Committee may delegate to officers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions. Notwithstanding anything herein to the contrary, the Committee shall be solely responsible for certifying, in writing, prior to payment of any incentive awards that the performance goals and other material terms were satisfied.

SECTION 10. NO RIGHT TO CONTINUED EMPLOYMENT

Neither the establishment of the Plan, the participation by an individual in the Plan nor the payment of any award hereunder or any other action pursuant to the Plan shall be held or construed to confer upon any Participant the right to continue in the employ of the Company, a Subsidiary, or Affiliate or affect any right which the Company or its Subsidiaries have to terminate at will the employment of any such Participant.

SECTION 11. NON-TRANSFERABILITY OF AWARDS

Except as otherwise provided in this Plan, no amount payable at any time under the Plan shall be subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount shall be void.

SECTION 12. AMENDMENT AND TERMINATION OF THE PLAN

The Committee may amend or terminate this Plan in whole or in part at any time without the consent of or prior notice to any Participant including, but not limited to modifying (a) the Targeted EPS, (b) the incentive award opportunity levels for any or all Participants, (c) the weighting between annual and cumulative Targeted EPS, (d) the percentages of cash, restricted stock (or other equity components such as options) to be paid to a Participant as an incentive award. No such amendment or termination shall adversely affect the right of a Participant to receive any amount to which he has become entitled by achieving goals prior to such amendment or termination. In the event of a termination of the Plan or an amendment which adversely affects the computation of an award to a Participant which occurs during a Plan Year, the Participant shall be entitled to receive (i) a prorata award to the effective date of such termination or amendment, calculated under the terms and conditions of the Plan immediately prior to such effective date and (ii) any award provided by such amended Plan for the balance of such Plan Year. Upon termination of this Plan, any Restricted Common Stock held by the office of the corporate secretary shall remain subject to the restrictions, obligations, rights and conditions described in Sections 7 and 8 as though the Plan had not terminated.

SECTION 13. INDEMNIFICATION

The Company shall indemnify and hold harmless the Committee and each Committee member against any and all claims, loss, damage, expense or liability arising from any good faith action or failure to act with respect to this Plan.

SECTION 14. INCAPACITY

If the Committee determines that any person entitled to payments under the Plan is unable to care for his or her affairs because of illness or accident, or has died without naming a Beneficiary, unless a prior claim has been made by a duly appointed legal representative, any payment due to such person or his or her estate may, if the Committee so directs, be paid to the person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person the Committee deems to be a proper recipient on behalf of the person entitled to the payment.

SECTION 15. GOVERNING LAW

The provisions of the Plan shall be construed and interpreted according to the laws of the State of Missouri without reference to its principles of conflicts of law.

SECTION 16. SEVERABILITY

If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.

SECTION 17. HEADINGS

The headings of sections of the Plan are for convenience of reference. In case of any conflict, the text of the Plan, rather than such headings, shall control.

This Plan Amended and Restated as of March 2, 2005.



                                                /s/ M. Jeannine Strandjord
                                                -----------------------------
                                                M. Jeannine Strandjord
                                                Chair, DST Systems, Inc.
                                                Compensation Committee